                                                                     EXHIBIT 4.6



                           LIBERTY MEDIA CORPORATION

                                      AND

                             THE BANK OF NEW YORK

                                    Trustee

                             _____________________

                         SECOND SUPPLEMENTAL INDENTURE

                            Dated November 16, 1999

                             _____________________

                          Supplementing the Indenture

                           Dated as of July 7, 1999

                             ____________________

            $868,789,000 4% Senior Exchangeable Debentures Due 2029
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     SECOND SUPPLEMENTAL INDENTURE, dated the 16th day of November, 1999, between LIBERTY MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 7, 1999 (the "Original Indenture" and, as supplemented to the date hereof, the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "4% Senior Exchangeable Debentures due 2029" under the Original Indenture in the initial aggregate principal amount of $868,789,000 (the "Debentures");

     WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the "4% Senior Exchangeable Debentures due 2029," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
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                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

     Section 101. Definitions.

     Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

     "Additional Distribution" shall mean any distribution to Holders of the Debentures made pursuant to Section 206 as a result of a Reference Share Distribution.

     "Adjusted Principal Amount" shall mean, for each $1,000 Original Principal Amount of the Debentures, $1,000, minus any and all Extraordinary Additional Distributions and any Yield Adjustments made in respect to such Original Principal Amount of Debentures pursuant to Section 204.

     "Average Transaction Consideration" shall mean, with respect to a holder of one Reference Share in a Reference Share Offer, (a) the aggregate consideration actually paid or distributed in respect of all Reference Shares accepted in such Reference Share Offer, divided by (b) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

     "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday, on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

     "Closing Price" shall mean, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date or, if the security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the security is so listed, or if the security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization. In the event that no such quotation is available for that day, the Board of Directors will be entitled to determine the Closing Price on the basis of those quotations that it in good faith considers appropriate, unless "Closing Price" is to be determined for purposes of valuing securities to be distributed pursuant to a Reference Share Distribution and such securities have an aggregate value in excess of $100,000,000, in which event the Closing Price will be determined by a nationally recognized investment banking or appraisal firm appointed by the Company for such purpose. With respect to options, warrants and other rights to purchase a security, the Closing Price shall be the value of the underlying security determined as aforesaid, minus the exercise price; and with respect to securities exchangeable for or convertible into a relevant security, the Closing Price shall be the Closing

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Price of the exchangeable or convertible security determined as aforesaid or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying security determined as aforesaid. If an "ex-dividend" date for a security occurs during the period used in determining the security's Current Market Value or Exchange Market Value, the Closing Price of the security on any day prior to the "ex-dividend" date used in such determination shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the amount of the dividend, as of the record date therefor, as determined by a nationally recognized investment banking firm retained by the Company for this purpose. To the extent that trading (regular way) of, or quotations for, any security as to which "Closing Price" is to be determined continue past 4:00 p.m., New York City time, on the applicable securities exchange, the National Market System or over-the-counter market, as the case may be, "Closing Price" shall be deemed to refer to the price or bid at the time that is then customary for determining the trading day's index levels for stocks traded on such securities exchange, the National Market System or over-the-counter market.

     "Common Equity Securities" shall mean any securities (i) that are common stock or participate without limitation in earnings and dividends in parity with common stock and (ii) that are Marketable Securities. For greater certainty, the term "Common Equity Securities" does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity Securities.

     "Company" shall mean the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Debentures.

     "Current Market Value" shall mean, with respect to any Reference Share, the average of the Closing Prices for such Reference Share over the 20 Trading Day period immediately prior to (but not including) the fifth Trading Day preceding the applicable Redemption Date (or, in the case of Section 204(b), Stated Maturity).

     "Debenture" shall mean $1,000 Original Principal Amount of the Debentures.

     "Debentures" shall mean the Company's 4% Senior Exchangeable Debentures due 2029.

     "Depository" shall have the meaning assigned to it in the Original
Indenture.

     "DTC" shall mean The Depository Trust Company.

     "Exchange Agent" shall mean any Person authorized by the Company to act as Exchange Agent under the Indenture. The Company initially authorizes the Trustee to act as Exchange Agent for the Debentures on its behalf. The Company may at any time and from time to time authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee with respect to the Debentures.

     "Exchange Date" shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

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     "Exchange Market Value" shall mean, for each Reference Share attributable to the Debentures at the date of determination, (a) in the case of a Notice of Exchange delivered to the Exchange Agent prior to November 15, 2000, the Closing Price for such Reference Share on the twentieth Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period ending on the twentieth Trading Day immediately following the Exchange Date); and (b) in the case of a Notice of Exchange delivered to the Exchange Agent on or after November 15, 2000, the Closing Price for such Reference Share on the Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case the Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period immediately following the Exchange Date). The aggregate Exchange Market Value of the Reference Shares attributable to any Debenture for which a Notice of Exchange is delivered to the Trustee shall equal the sum of the Exchange Market Values of the Reference Shares attributable to such Debenture.

     "Extraordinary Additional Distribution" shall mean any Additional Distribution other than a Regular Additional Distribution, whether of cash or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to such Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment.

     "Extraordinary Distribution" shall mean any Reference Share Distribution other than a Regular Cash Dividend.

     "Final Period Distribution" shall mean, for each Debenture, (a) all Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 206(e)) exceeds the Adjusted Principal Amount of such Debenture.

     "Initial Purchasers" shall mean Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Salomon Smith Barney Inc.

     "Interest Payment Date" shall have the meaning assigned to it in Section
205.

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     "Maturity Repayment Amount" shall have the meaning assigned to it in the form of Debenture attached hereto as Exhibit A.

     "Notice of Exchange" shall mean the notice of exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to
Section 209(c).

     "Optional Redemption" shall mean any redemption of the Debentures, in whole or in part, at the option of the Company pursuant to Section 208(a).

     "Original Principal Amount" shall mean the face value of $1,000 principal amount per Debenture.

     "Reference Company" shall mean Sprint Corporation, for so long as any Reference Shares are Sprint PCS Stock, and any other issuer of a Reference Share.

     "Reference Share" shall initially mean one share of Sprint PCS Stock; and after the date hereof shall mean and include each share or fraction of a share of Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share, and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (i) a distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other Common Equity Securities; (v) any Common Equity Securities issued for a Reference Share in any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a "Reference Company Successor"), with or into another entity (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger or consolidation in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares);
(vi) any Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares);
(vii) any Common Equity Securities issued with respect to a Reference Share in connection with any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; and (viii) any Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer. For purposes of this definition, (I) a conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section
7.1 of its Articles of Incorporation shall be

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deemed a consolidation or merger; and (II) a redemption by Sprint Corporation pursuant to Article Sixth, Section 7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS Stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed a statutory exchange of shares of Sprint PCS Stock for shares of common stock of the relevant subsidiary or subsidiaries; provided, however, that if there is an election given to holders of Sprint PCS Stock in connection with any such conversion or redemption, the transaction shall be deemed a Reference Share Offer.

     "Reference Share Distribution" shall mean any dividend or distribution on or in respect of the Reference Shares, including payments and distributions in connection with (i) the consolidation or merger of a Reference Company or Reference Company Successor, a statutory exchange of securities of a Reference Company or Reference Company Successor or a liquidation or dissolution of a Reference Company or Reference Company Successor or (ii) any Reference Share Offer, but shall not include any dividend or distribution made in the form of additional Reference Shares.

     "Reference Shares Eligibility Date" shall mean the later of (i) December 1, 2001, and (ii) the date on which an Officers' Certificate is delivered to the Trustee which certifies that the Company and the Trust, taken together, no longer have a direct or indirect ownership interest of 10% or more of the outstanding shares of any class or series of Reference Shares that are equity securities registered under the Securities Exchange Act, assuming the exercise and conversion by the Company and the Trust (but not by any other holder) of all securities that are convertible into, or exchangeable or exercisable for, shares or such class or series (but without regard to any restriction or limitation on the conversion, exchange or exercise thereof). The Company shall issue a press release announcing the Reference Shares Eligibility Date, and provide it to DTC for dissemination through the DTC broadcast facility.

     "Reference Share Offer" shall mean any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation, merger or statutory exchange involving a class or series of Reference Shares of a Reference Company in which an election is given to holders of such Reference Shares as to the consideration to be received in the transaction. A "Reference Share Offer" shall include a conversion or redemption by Sprint Corporation of less than all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation or any conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 or Section 7.2 of its Articles of Incorporation in which a holder of Sprint PCS Stock is given an election as to the consideration that he or she may receive.

     "Reference Share Offer Adjustment" shall mean (a) an adjustment to the Reference Shares attributable to each Debenture to include the portion of the Average Transaction Consideration received in a Reference Share Offer that consists of Reference Shares, and (b) a reduction in the number of Reference Shares attributable to each Debenture prior to such Reference Share Offer by the Reference Share Proportionate Reduction.

     "Reference Share Proportionate Reduction" shall mean a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to each Debenture, calculated in accordance with the following formula:

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                                             X
                                         R = -
                                             N
where:

     R = the fraction by which the number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer and attributable to each Debenture will be reduced;

     X = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer; and

     N = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

     "Registration Default" shall mean either (a) the Shelf Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 90/th/ calendar day following the date of original issuance of the Debentures or (b) such Shelf Registration Statement has not been declared effective on or prior to the 180/th/ calendar day following the date of original issuance of the Debentures.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of November 16, 1999, among the Company and the Initial Purchasers.

     "Registration Suspension" shall mean any period of more than an aggregate of 30 calendar days in any consecutive twelve-month period, occurring after the Shelf Registration Statement has been declared effective, during which such Shelf Registration Statement is not usable as contemplated by the Registration Rights Agreement.

     "Regular Additional Distribution" shall mean any Additional Distribution as a result of a Reference Share Distribution that consists of a Regular Cash Dividend.

     "Regular Cash Dividend" shall mean any cash dividend declared by a Reference Company on its Reference Shares in accordance with the Reference Company's publicly announced regular common equity dividend policy.

     "Rule 144A" shall mean Rule 144A under the Securities Act, as such rule may be amended from time to time.

     "Rule 144A Securities" shall have the meaning assigned to it in Section
215.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

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

     "Share Event" shall mean that the Trustee shall have received an Officers' Certificate which states that the Trust no longer holds the entire pecuniary interest in an amount of Sprint PCS Stock or securities convertible or exercisable therefor, or in Reference Shares received by the trustee of the Trust for such securities, free and clear of any rights or other claims of others, including rights or claims relating to the market value of such securities, that are equal to or greater than the aggregate amount of Reference Shares attributable to all Debentures then outstanding; provided, however, that a Share Event shall not be deemed to have occurred if the Trust no longer holds the prescribed securities by reason of its transfer of such securities to or upon the order of the Company.

     "Share Event Redemption" shall mean the redemption of the Debentures pursuant to Section 208(c) following the occurrence of a Share Event.

     "Shelf Registration Statement" shall mean the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

     "Sprint Corporation"  shall mean Sprint Corporation, a Kansas corporation.

     "Sprint PCS Stock" shall mean the Sprint Corporation PCS common stock-Series 1, par value $1.00 per share.

     "Tax Event" shall mean that the Trustee shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, clarification of, or change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any announcement of proposed procedures or regulations, in each case, on or after November 10, 1999 (a "change in tax law"), there is the creation by such change in tax law of a substantial risk that, pursuant to Section 263(g) of the Internal Revenue Code, the Company will not be able to deduct all of the interest (including original issue discount) paid or accrued with respect to the Debentures in calculating its U.S. federal income tax liability.

     "Tax Event Redemption" shall mean the redemption of the Debentures pursuant to Section 208(b) following the occurrence of a Tax Event.

     "Trading Day" shall mean a day on which the security, the Closing Price of which is being determined, (a) is not suspended from trading or quotation at the close of business on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security and (b) has traded or been quoted at least once on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security.

     "Trust" shall mean the Liberty PCS Trust created by that certain trust agreement, entered into as of March 9, 1999, between TCI Wireless Holdings, Inc., as grantor, and M. LaVoy Robison, as trustee, as the same may be amended from time to time.

     "Yield Adjustment" shall mean any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date following any Extraordinary Additional

                                       9
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Distribution (except for the Interest Payment Date immediately following such
Extraordinary Additional Distribution) so that the interest payment on such Interest Payment Date does not represent an annualized yield in excess of 4% on the Adjusted Principal Amount of the Debentures during the semi-annual period immediately preceding such Interest Payment Date.

     Section 102. Section References.

     Each reference to a particular section set forth in this Second Supplemental Indenture shall, unless the context otherwise requires, refer to this Second Supplemental Indenture.

     Section 103. Conflict with Original Indenture.

     To the extent that any of the terms set forth in this Second Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Original Indenture, the terms of this Second Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.

                                  ARTICLE TWO

                       TITLE AND TERMS OF THE SECURITIES

     Section 201. Title of the Securities.

     The title of the Securities of the series established hereby is the "4% Senior Exchangeable Debentures due 2029".

     Section 202. Amount and Denominations.

     The aggregate Original Principal Amount of the Debentures which may be authenticated and delivered under the Indenture is initially limited to $868,789,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the series of Securities established hereby may be reopened, without the consent of the Holders of Outstanding Debentures, for issuance of additional Debentures.

     Section 203. Registered Securities.

     The certificates for the Debentures shall be Registered Securities and shall be in substantially the form attached hereto as Exhibit A, and shall bear the legends as are inscribed thereon.

     Section 204. Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

     (a) The Stated Maturity of the principal of the Debentures shall be November 15, 2029.

     (b) Not less than 30 Business Days prior to the Stated Maturity of the principal of the Debentures, the Company shall issue a press release and provide it to DTC for dissemination through the DTC broadcast facility, as to whether or not the Company will deliver, or cause to be delivered, Reference Shares in exchange for any Debentures submitted for exchange, in accordance with Section 209, from the date of such notice through 5:00 p.m., New York City time, on the Trading Day next preceding such Stated Maturity. If Reference Shares are to be delivered in connection with any such exchange, Debentures validly exchanged during that period, in accordance with Section 209, will be exchanged for the Reference Shares attributable to such Debentures, and the Company shall pay at Stated Maturity to Holders that do not exchange their Debentures an amount, in cash, determined in the same manner as the Redemption Price is determined in Section 208(a)(ii) (substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. If Reference Shares are not to be delivered in connection with any such exchange, the exchange right set forth in
Section 209 will terminate as of the 30th Business Day prior to the Stated Maturity of the principal of the Debentures and the Company shall pay at Stated Maturity to Holders of Debentures an amount, in cash, determined in the same manner as the Redemption Price is determined in Section 208(a)(i)(B) (substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. Any notice by the Company as to whether or not it will deliver Reference Shares in exchange for Debentures pursuant to this
Section 204(b) shall be irrevocable.

     (c) The principal amount of each Debenture shall initially equal the Original Principal Amount. Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount. In calculating the Adjusted Principal Amount, (i) the value of any Extraordinary Additional Distribution shall be subtracted as of the date it is distributed to holders of the Debentures, and (ii) the amount of each Yield Adjustment shall be subtracted on the Interest Payment Date to which such Yield Adjustment relates. In no event will the Adjusted Principal Amount be less than zero. The Company shall issue a press release upon the occurrence of each reduction to the Adjusted Principal Amount, and provide it to DTC for dissemination through the DTC broadcast facility.

     (d) At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers' Certificate to the Trustee which: (i) sets forth the amount to be paid in accordance with
Section 204(b) at such Stated Maturity for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount in cash sufficient to pay, in accordance with Section 204(b), the amount due on all Debentures that are Outstanding at 5:00 p.m., New York City time, on the date of such Stated Maturity.

     (e) In the event of an acceleration of maturity of the Debentures pursuant to Section 502 of the Original Indenture, there shall become immediately due and payable an amount equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of the Debentures then Outstanding or (b) the Current Market Value of the Reference Shares attributable to the Debentures, plus (2) any accrued and unpaid interest on the Debentures, plus (3), subject to

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Section 211, any Final Period Distribution on the Debentures, determined as if
(i) in the case of an Event of Default specified in clause (8) or (9) of Section 501 of the Original Indenture (as supplemented by Section 217(c) hereof), the date of the Event of Default were the Stated Maturity of the principal of the Debentures and (ii) in the case of any other Event of Default, the date of declaration of acceleration were the Stated Maturity of the principal of the Debentures.

     Section 205. Interest.

     (a) The Debentures shall bear interest from November 16, 1999 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 2000, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the May 1 or November 1 next preceding such Interest Payment Date. Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) Interest on the Debentures will accrue at the rate of 4% per annum until the principal thereof is paid or made available for payment; provided, however, that such interest rate shall be subject to increase as follows:

               (i) the interest rate shall be increased ("Additional Interest") by one quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default or Registration Suspension, which rate will increase by one quarter of one percent (0.25%) at the beginning of each 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance, provided that the maximum amount of Additional Interest will in no event exceed one percent (1%) per annum;

               (ii) accrual of Additional Interest will cease and the interest rate will revert to the original rate, in the case of a Registration Default, upon the earlier to occur of (A) the cure of all Registration Defaults or (B) the date on which the Debentures are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision; and in the case of a Registration Suspension, upon the Shelf Registration Statement once again becoming usable as contemplated under the Registration Rights Agreement;

               (iii) Additional Interest shall accrue from and including the day following the applicable Event Date (as defined below), and shall be computed based on the actual number of days elapsed in each 90-day period; and

               (iv) the Company shall deliver to the Trustee an Officers' Certificate within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date").

     (c) At least five Business Days prior to each Interest Payment Date, the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of interest per Debenture due for that interest period, (ii) the amount of any payment required to be made under

Section 206(b) in respect of any Regular Cash Dividends, and (iii) the total payment due for that period on all Debentures outstanding.

     Section 206. Additional Distributions.

     (a) The Company shall distribute, or cause to be distributed, as an Additional Distribution to all Holders of Debentures, any Reference Share Distribution received by holders of Reference Shares, or the cash value thereof, in accordance with this Section 206.

     (b) In the case of any Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as a Regular Additional Distribution, the amount of cash received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Regular Cash Dividend. Such payment shall be made by the Company on the next Interest Payment Date to Holders of Debentures as of 5:00 p.m., New York City time, on the Regular Record Date for such Interest Payment Date.

     (c) In the case of any Extraordinary Dividend, the Company shall deliver, to the Holder of each Debenture, as an Extraordinary Additional Distribution, all dividends and distributions, or the fair market value thereof (determined in accordance with Section 206(d) or (e)), received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Extraordinary Dividend. Any distribution pursuant to this subsection (c) shall be made by the Company to Holders of Debentures as of a special record date which shall be the 10th Business Day after the date of the payment of the Extraordinary Distribution by the applicable Reference Company, and shall be distributed to such Holders on the 10th Business Day following such special record date.

     (d) If an Extraordinary Distribution consists of securities or units that are Marketable Securities (other than securities which are, or become, Reference Shares), such securities or units will be distributed by the Company to Holders of the Debentures in accordance with Section 206(c); provided, that the Company shall not distribute fractional securities or units. In lieu of fractional securities or units, the Company shall pay the Holders of Debentures an amount in cash equal to the Closing Price, as of the special record date, of the security or unit to be distributed multiplied by such fractional interest. For purposes of determining the existence of fractional interests, all Debentures held by a Holder shall be considered together (no matter how many separate certificates such Holder may have). In the event the Company is unable to distribute any securities or units as part of an Extraordinary Additional Distribution because any necessary qualifications or registrations of such securities or units under applicable state or federal securities laws cannot be obtained on a timely basis, the Company may instead deliver, in lieu of such securities or units, cash based on the average of the Closing Prices of such securities or units over the five Trading Days ending on the Trading Day next preceding the distribution by the Company of such Extraordinary Additional Distribution.

     (e) If an Extraordinary Distribution consists of cash, assets or property other than securities or units that are Marketable Securities, the Company shall pay to Holders of the Debentures an amount of cash equal to the fair market value thereof. Such fair market value shall be equal to the amount determined in good faith by the Board of Directors, unless the aggregate fair market value is in excess of $100,000,000, in which case such fair market value shall be determined by a nationally recognized investment banking or appraisal firm retained by the Company for this purpose. The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officers' Certificate.

     (f) At least five Business Days prior to the payment or delivery of an Extraordinary Additional Distribution by the Company pursuant to Section 206(c), the Company shall deliver to the Trustee a Board Resolution setting a special record date for such Extraordinary Additional Distribution and an Officers' Certificate setting forth: (i) the exact amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to each Debenture, and (ii) the total amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date. If any distribution relates to any assets or other property that is not publicly traded, then at least five Business Days prior to such distribution, the Company shall deliver to the Trustee: (i) a Board Resolution establishing the fair market value of the assets or other property, unless such assets or other property has an aggregate value in excess of $100,000,000, in which case the Company shall deliver to the Trustee the report of a nationally recognized investment banking or appraisal firm as to the fair market value of such assets or other property, (ii) an Officers' Certificate setting forth the exact amount of cash to be distributed on or with respect to the Reference Shares attributable to each Debenture and (iii) the total amount of cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date in respect of any assets or other property that is not publicly traded. The Trustee is only responsible for distributing Marketable Securities in the form of global book entry securities which are DTC eligible. At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 206(c), the Company shall (i) in the case of an Extraordinary Additional Distribution consisting of cash, deposit with the Trustee or with a Paying Agent an amount of cash equal to the Extraordinary Additional Distribution to be paid on such date and (ii) in the case of an Extraordinary Additional Distribution consisting of Marketable Securities, transfer by book-entry to the account of the Trustee or a Paying Agent at DTC (or any successor Depository) the amount of Marketable Securities to be distributed in such Extraordinary Additional Distribution on such date. The Company shall act as its own Paying Agent for any Marketable Securities to be delivered other than through book-entry. The Company shall issue a press release setting forth the amount and composition, per Debenture, of any Extraordinary Additional Distribution, and shall deliver such press release to DTC for dissemination through the DTC broadcast facility.

     Section 207. Registration, Transfer and Exchange.

     The principal of and interest on the Debentures shall be payable and the Debentures may be surrendered or presented for payment, the Debentures may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company payment of interest on the Debentures may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register; and provided, further, that (subject to Section 1002 of the Original Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. Notwithstanding the foregoing, a Holder of $10 million or more in aggregate Original Principal Amount of Debentures on a Regular Record Date shall be entitled to receive interest payments on the next succeeding Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

     Section 208. Redemption of the Debentures.

     (a) Optional Redemption. The Debentures will be redeemable at the option of the Company, in whole or in part (provided that immediately after any partial redemption at least $100,000,000 Original Principal Amount of Debentures would remain outstanding) at any time or from time to time after November 15, 2003, on at least 30 Business Days (but not more than 60 days) prior notice to Holders of the Debentures. In the notice of redemption, the Company shall specify its irrevocable election of one of the following options:

          (i)  to terminate Holders' right to exchange, in accordance with
     Section 209, Debentures called for redemption (but not affecting the exchange rights of Holders of any Debentures not called for redemption), in which case (A) no further exchange of such Debentures called for redemption pursuant to Section 209 hereof will be permitted on or after the 30th Business Day preceding the Redemption Date and (B) on the Redemption Date, the Company shall pay Holders, for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of such Debenture as of the Redemption Date and
     (b) the Current Market Value of the Reference Shares attributable to such Debenture, plus (2) any accrued and unpaid interest on such Debenture to the Redemption Date, plus (3), subject to Section 211, any Final Period Distribution on such Debenture; or

          (ii) to exchange Debentures surrendered at the option of Holders in accordance with Section 209, for Reference Shares until 5:00 p.m., New York City time, on the Trading Day next preceding the Redemption Date in which case on the Redemption Date the Company shall pay Holders who do not elect to exchange Debentures for Reference Shares in accordance with Section 209(c), for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the Adjusted Principal Amount of such Debenture at the Redemption Date, plus (2) any accrued and unpaid interest on such Debenture to the Redemption Date, plus (3), subject to Section 211, any Final Period Distribution on such Debenture.

     (b) Tax Event Redemption. If at any time on or prior to February 15, 2000, a Tax Event shall have occurred, the Company shall have the right, exercisable by giving notice of such redemption to the Trustee within 180 days after the Tax Event, to give notice to Holders of the

Debentures of a Tax Event Redemption, which shall occur not less than twenty-five (25) Business Days following the giving of such notice. Any Tax Event Redemption must apply to all Outstanding Debentures. On the Redemption Date specified in the notice of redemption to Holders of the Debentures, the Company shall pay Holders for each Debenture a Redemption Price, in cash, equal to the sum of (1) the greater of (A) the Adjusted Principal Amount of such Debenture or
(B) the Current Market Value of the Reference Shares attributable to such Debenture, plus (2) any accrued and unpaid interest to the Redemption Date, plus
(3), subject to Section 211, any Final Period Distribution on such Debenture. The Holders' right to exchange Debentures pursuant to Section 209 shall terminate on the later of the date notice of a Tax Event Redemption is given or the 25th Business Day prior to the Redemption Date.

     (c) Share Event Redemption. If at any time on or prior to November 15, 2003, a Share Event shall have occurred, the Company shall have the right, exercisable by giving notice of such redemption to the Trustee within five Business Days after the Share Event, to redeem the Debentures, in whole but not in part, on not less than twenty-five (25) Business Days (but not more than 60 days) notice to Holders of the Debentures. On the Redemption Date specified in the notice of redemption, the Company shall pay Holders for each Debenture a Redemption Price, in cash, equal to the sum of (1) the greater of (A) the Adjusted Principal Amount of such Debenture as of the Redemption Date or (B) the sum of the Current Market Value of the Reference Shares attributable to such Debenture and $115.04, plus (2) the remaining scheduled semi-annual interest payments on such Debenture through and including November 15, 2003, plus (3), subject to Section 211, any Final Period Distribution on such Debenture. The Holders' right to exchange Debentures pursuant to Section 209 shall terminate on the later of the date notice of a Share Event Redemption is given or the 25/th/ Business Day prior to the Redemption Date.

     (d) Notices. In case of any redemption, the Company shall deliver an Officers' Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth (i) the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and (ii) the aggregate amount payable for all Debentures called for redemption on such Redemption Date.

     (e) Interested Accrual to Cease. Once notice of redemption has been given and funds are irrevocably deposited with the Trustee, interest on the Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price) and any right to receive payment pursuant to Section 211.

     (f) Payment Failure. In the event that the Company fails to pay any amount due on redemption of the Debentures on a Redemption Date, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 4% of the Original Principal Amount thereof from the date originally set for redemption to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the amount to be paid to the Holders of Debentures on redemption, except that the amount of the Final Period Distribution shall be determined as of the date originally set for redemption.

     (g) Company Notice. Section 1002 of the Original Indenture is hereby deleted, solely with respect to the Debentures, and in lieu thereof the following shall be applicable to the Debentures:

          The election of the Company to optionally redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In the case of any optional redemption by the Company that involves less than all of the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be acceptable to the Trustee), notify the Trustee of such Redemption Date and of the Original Principal Amount of Debentures to be redeemed.

     Section 209. Exchange of the Debentures.

     (a) Each Debenture will be exchangeable at the option of the Holder at any time (except as otherwise provided in subsection (f) below) for the Exchange Market Value of the Reference Shares attributable to that Debenture. The number of Reference Shares attributable to each Debenture shall be 11.4743, subject to adjustment as a result of any Reference Share Proportionate Reduction or any other adjustment contemplated by the definition of "Reference Shares."

     (b) The Company shall pay the Exchange Market Value of the Reference Shares attributable to each Debenture, only in cash, for all exchanges made on or before the Reference Shares Eligibility Date. From and after the Reference Shares Eligibility Date, the Company may, at its option, (i) pay the Exchange Market Value of each Debenture in cash; (ii) deliver the Reference Shares attributable to such Debenture in payment of such Exchange Market Value; or
(iii) deliver a combination of Reference Shares and cash. Such payment or delivery will be made as promptly as practicable, but in any event within ten Trading Days after the date of determination of the Exchange Market Value. The Company shall notify the Exchange Agent of its election to pay cash or deliver Reference Shares, or a combination of the foregoing, by no later than 9:30 a.m., New York City time, on the Trading Day next following the applicable Exchange Date. The Exchange Agent shall notify an exchanging Holder of the Company's election under this Section 209(b) prior to 10:00 a.m., New York City time, on the next Trading Day after the Exchange Date.

     (c) To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depository, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent's message requesting such exchange and comply with such other procedures of the Depository as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange attached to the Debenture (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent, (ii) surrender the Debenture to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. An exchange shall be deemed to have been effected at 5:00 p.m., New York City time, on the Exchange Date. The delivery of a Notice of Exchange or, in the case of book-entry, an agent's message requesting exchange, shall be irrevocable. A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal

Amount or an integral multiple thereof. Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive the Exchange Market Value (but without interest thereon) of the Reference Shares attributable to such Debentures.

     (d) By 10:00 a.m. New York City time on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered. When the Exchange Market Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid or the amount of Reference Shares to be delivered to the tendering Holder and shall deposit such amount with the Exchange Agent. Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed by the tendering Holder.

     (e) In the case of any exchange made during the period from (but excluding) a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date, the Holder shall tender funds equal to the interest and any Additional Distribution payable on such Interest Payment Date.

     (f) The right to exchange Debentures pursuant to this Section 209 shall terminate at 5:00 p.m., New York City time, (i) in the case of Stated Maturity of the principal amount of the Debentures, on the Trading Day immediately preceding such Stated Maturity and (ii) in the case of an optional redemption, on the Trading Day immediately preceding the Redemption Date. A Holder's right to exchange Debentures under this Section 209 shall further be subject to termination by the Company (i) in connection with the payment of the Debentures at Stated Maturity, during the period set forth in the penultimate sentence of
Section 206(b), (ii) in connection with optional redemption, during the period set forth in clause (i) of Section 208(a), provided, that any such termination shall only apply to Debentures that have been called for redemption, (iii) in connection with a Tax Event Redemption, during the period set forth in Section 208(b) and (iv) in connection with a Share Event Redemption, during the period set forth in Section 208(c).

     (g) If more than $1,000,000 aggregate Original Principal Amount of Debentures are tendered for exchange on any given date, the Company shall give notice of such event to the Trustee and the Trustee shall give notice thereof to DTC for distribution through its broadcast facility.

     Section 210. Distributions of Reference Shares or Other Securities.

     (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares or in connection with an Extraordinary Additional Distribution pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (b) The Company hereby warrants that upon delivery of any Reference Shares or any securities in connection with any Extraordinary Additional Distribution pursuant to this Supplemental Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company. In addition, the Company further warrants that any securities to be delivered hereunder shall be free of any transfer restrictions under federal or state securities laws (other than such as are solely attributable to any Holder's status as an affiliate of the issuer of such securities).

     Section 211. Balance of Final Period Distribution Payment.

     (a) In the case of a Final Period Distribution within the meaning of clause (b) of the definition of "Final Period Distribution," the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with the first sentence of Section 204(b) or redeemed in accordance with Section 208(a)(ii), (b) or (c) as of a special record date which shall be the 10/th/ Business Day after the date of the payment of the relevant Extraordinary Distribution by the applicable Reference Company; and such payment shall be distributed on the 10/th/ Business Day following such special record date. The Company shall give notice regarding such distribution to the Trustee in accordance with the provisions of Section 206(f).

     (b) In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (a) above at the time or in the amount expected, the Company shall pursue any claim it has against such Reference Company, whether as a securityholder or otherwise, on behalf of the Holders of Debentures. Reasonable costs of such actions by the Company may be deducted from the amount of any Extraordinary Distribution before any distribution is made to Holders of Debentures pursuant to Section 211(a).

     Section 212. Denominations.

     The Debentures shall be issued in denominations of $1,000 and integral multiples in excess thereof.

     Section 213. Applicability of Certain Original Indenture Provisions.

     Section 402 of the Original Indenture, relating to defeasance and covenant defeasance, shall not be applicable to the Debentures.

     Section 214. Security Registrar and Paying Agent.

     The Trustee shall be the initial Paying Agent and initial transfer agent for the Debentures (subject to the Company's right (subject to Section 1002 of the Original Indenture) to remove the

Trustee as such Paying Agent and/or transfer agent and, from time to time, to designate one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Debentures.

     Section 215. Global Debentures.

     (a) The Debentures shall be issued in the form of one or more global Debentures. The initial Depository for the global Debentures shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time. Debentures shall be offered and sold by the Initial Purchasers in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A), and shall be issued in the form of global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A (each, a "Rule 144A Security"). Each Rule 144A Security shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate Original Principal Amount of a Rule 144A Security may from time to time be decreased as a result of partial redemptions and exchanges, by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

     (b) The Rule 144A Securities will be exchangeable for certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Rule 144A Securities, (ii) the Depository ceases to be a clearing agency under the Securities Exchange Act, (iii) the Company in its sole discretion determines that the Rule 144A Securities shall be exchangeable for certificated securities, or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debentures. Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the Rule 144A Securities which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depository, as identified by the Depository.

     Section 216. Sinking Fund.

     The Debentures shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

     Section 217. Amendments to Certain Sections of the Original Indenture.

     (a) The amendments to the Original Indenture contained in this Section 217 shall apply only to the series of Debentures established pursuant to this Second Supplemental Indenture.

     (b) Clause (1) of Section 501 of the Original Indenture is hereby amended by adding the words "or distributions" following the word "interest" on the first and second lines thereof.

     (c) A new clause (3) is hereby added to Section 501 of the Original Indenture, to read as follows, and existing clauses (3) through (6) are renumbered accordingly and all references in the Original Indenture to existing clauses (3) through (6) are renumbered accordingly:

               (3) failure of the Company to comply with its obligations to deliver cash or Reference Shares in exchange for Debentures pursuant to Section 209 of the Second Supplemental Indenture.

     (d) Clauses (1) and (2) of the second paragraph of Section 502 of the Original Indenture are hereby amended by adding the words "and distributions" following the word "interest" in the second line of each such clause.

     (e) Clause (1) of Section 902 of the Original Indenture is hereby amended by adding the words "or distributions" following the word "interest" on the second and third lines of such clause.

     (f) Section 902 of the Original Indenture is hereby further amended by adding a new clause (5), to read as follows:

               (5) reduce the amount of cash or Reference Shares deliverable upon exchange of the Debentures.

     (g) Unless the context otherwise requires, all references to payment of principal in the Original Indenture shall include the payment of the Maturity Repayment Amount, and all references to payment of interest shall include Additional Distributions.

                                 ARTICLE THREE

                           MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

     This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                     LIBERTY MEDIA CORPORATION

                                     By: /s/  CHARLES Y. TANABE
                                         ----------------------
                                          Name:  Charles Y. Tanabe
                                          Title: Senior Vice President and
                                                   General Counsel

                                     THE BANK OF NEW YORK, as Trustee

                                     By: /s/ WALTER N. GITLIN
                                         --------------------
                                         Name:   Walter N. Gitlin
                                         Title:  Vice President

                                                                       EXHIBIT A

THIS SECURITY IS A RULE 144A SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT

WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (D) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO THE DEBENTURES.


No. R-__                                                              $_________
CUSIP No. 530715AF8

                           Liberty Media Corporation

                  4% Senior Exchangeable Debentures due 2029

                              Rule 144A Security

     Liberty Media Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount provided in Section 204 of the Second Supplemental Indenture referred to herein (such amount being referred to herein as the Maturity Repayment Amount) on November 15, 2029, and to pay interest on the Original Principal Amount of this Debenture from November 16, 1999 or from the most recent date to which interest has been paid or provided for, semiannually on May 15 and November 15 in each year (each, an "Interest Payment Date"), commencing May 15, 2000, at the rate of 4% per annum, until the Maturity Repayment Amount is paid or made available for payment. Interest on this Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the Maturity Repayment Amount and the interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depository may be made by wire transfer to the account designated by DTC or such successor Depository in writing.

     This Security is a global Rule 144A Security issued on the date hereof which represents $______ of the Original Principal Amount of the Company's 4% Senior Debentures due 2029, offered and sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act. This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures") issued and to be issued in one or more series under an Indenture dated as of July 7, 1999 (herein called, together with the Second Supplemental Indenture referred to below and all other indentures supplemental thereto, the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate Original Principal Amount specified in the Second Supplemental Indenture between the Company and the Trustee, dated as of November 16, 1999, establishing the terms of the Debentures pursuant to the Indenture (the "Second Supplemental Indenture").

     The Debentures are redeemable at the option of the Company, in whole or in part at any time or from time to time on or after November 15, 2003, on the terms set forth in Section 208(a) of the Second Supplemental Indenture. In addition, the Debentures are redeemable at the option of the Company upon the occurrence of a Tax Event or a Share event, each as defined in the Second Supplemental Indenture, on the terms set forth in Sections 208(b) and (c), respectively, of the Second Supplemental Indenture.

     The debentures are exchangeable at the option of the Holders thereof, on the terms set forth in Section 209 of the Second Supplemental Indenture.

     If an Event of Default (as defined in the Indenture, including the amendments thereto in the Second Supplemental Indenture) with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Repayment Amount and interest on this Debenture, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the Maturity Repayment Amount and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate Original Principal Amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in the denominations specified in the Second Supplemental Indenture establishing the terms of the Debentures, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Debenture, the Debentures are exchangeable for a like aggregate Original Principal Amount of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        LIBERTY MEDIA CORPORATION



Attest:_________________                By:_________________________
       Name:                               Name:
       Title:                              Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 16, 1999                     THE BANK OF NEW YORK,
                                             as Trustee

                                             By:__________________________
                                                  Authorized Signatory

                            CERTIFICATE OF TRANSFER

     To transfer or assign this Debenture, fill in the form below:

I or we transfer and assign this Debenture to


________________________________________________________________________________
                      (Insert assignee's tax I.D. number)



________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or Type assignee's name, address and zip code)

and irrevocably appoint ________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:___________________________        Your signature:_________________________

                                  SCHEDULE A

                             SCHEDULE OF EXCHANGES
                             ---------------------

The following exchanges of Debentures represented by this Rule 144A Security have been made:

=====================================================================================================================
                                                Change in Original      Original Principal
Original Principal                              Principal Amount of     Amount of this Rule
Amount of this Rule                             this Rule 144A          144A Security          Notation made by or
144A Security as of        Date exchange        Security due to         following such         on behalf of the
November 16 , 1999         Made                 Exchange                exchange               Company
---------------------------------------------------------------------------------------------------------------------
$_________
---------------------------------------------------------------------------------------------------------------------
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=====================================================================================================================

                                   Exhibit B
                         [Form of Notice of Exchange]

The Bank of New York
101 Barclay Street
New York, NY 10286

          Re:  $750,000,000 4% Senior Exchangeable
               Debentures due 2029 (the "Debentures")
               -------------------------------------

Gentlemen:

     The undersigned Holder of Debentures hereby gives notice of its intention to exchange $________________ aggregate Original Principal Amount of Debentures. This notice, once delivered to the Exchange Agent, is irrevocable.

     If Reference Shares or any other securities are to be delivered as part of this exchange, they should be delivered to:


     If cash is to be paid as part of this exchange, it should be sent to:


     Any communications to the Holder in connection with this exchange should be directed to:



                              Very truly yours,

                              [Name of Holder]


                              By:____________________________
                                 Name:
                                 Title:

Date of Notice of Exchange:

                                      B-1